SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                       ------------------
                    SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14(a) of the
                 Securities Exchange Act of 1934

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:
/ /  Preliminary Proxy Statement       / /  Confidential, for Use
                                            of the Commission
                                            Only (as permitted by
                                            Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule
     14a-12

                   DENTSPLY International Inc.
       (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):
/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules
     14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     (4) Proposed maximum aggregate value of transaction:
     (5) Total fee paid:
/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1) Amount previously paid:
     (2) Form, Schedule or Registration Statement no.:
     (3) Filing Party:
     (4) Date Filed:

-----------------------------------------------------------------
                                         DENTSPLY International
                                         570 West College Avenue
                                         P.O. Box 872
                                         York, PA 17405-0872
                                         (717) 845-7511
                                         Fax (717) 854-2343
                       April 18, 1997

Dear DENTSPLY Stockholder:

     You are cordially invited to attend the 1997 Annual Meeting of Stockholders to be held on Wednesday, May 21, 1997, at 9:30 a.m., at the Company's Employee Meeting Room in York, Pennsylvania.

     The Annual Meeting will begin with a report on Company operations, followed by discussion and voting on the matters described in the accompanying Notice of Annual Meeting and Proxy Statement.

     Whether or not you plan to attend, you can ensure that your shares are represented at the Annual Meeting by promptly completing, signing, dating and returning the enclosed proxy card in the envelope provided.

                                        Sincerely,


                                        /s/ Leslie A. Jones
                                        ----------------------
                                        Leslie A. Jones
                                        Chairman of the Board

                   DENTSPLY INTERNATIONAL INC.
                     570 West College Avenue
                  York, Pennsylvania 17405-0872
                     ------------------------
             NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
               TO BE HELD ON WEDNESDAY, MAY 21, 1997
                     ------------------------

     The Annual Meeting of Stockholders (the "Annual Meeting") of DENTSPLY International Inc., a Delaware corporation (the "Company"), will be held on Wednesday, May 21, 1997, at 9:30 a.m., local time, at the Company's Employee Meeting Room, 570 West College Avenue, York, Pennsylvania, for the following purposes:

          1. To elect two Class II directors to serve for a term of three years and until their respective successors are duly elected and qualified;

          2. To ratify the appointment of KPMG Peat Marwick LLP, independent certified public accountants, to audit the books and accounts of the Company for the year ending December 31, 1997; and

          3. To transact such other business as may properly come before the Annual Meeting and any and all adjournments and postponements thereof.

     The Board of Directors has fixed the close of business on April 7, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

     The enclosed proxy is solicited by the Board of Directors of the Company. Reference is made to the accompanying Proxy Statement for further information with respect to the business to be transacted at the Annual Meeting.

     A complete list of the stockholders entitled to vote at the Annual Meeting will be available during ordinary business hours for examination by any stockholder, for any purpose germane to the Annual Meeting, for a period of at least ten days prior to the Annual Meeting, at the Company's Employee Meeting Room, 570 West College Avenue, York, Pennsylvania.

     The Board of Directors urges you to complete, sign, date and return the enclosed proxy card promptly. You are cordially invited to attend the Annual Meeting in person. The return of the enclosed proxy card will not affect your right to revoke your proxy or to vote in person if you do attend the Annual Meeting.

                              By order of the Board of Directors,
                                         J. PATRICK CLARK
                                  Vice President, Secretary and
                                          General Counsel
York, Pennsylvania
April 18, 1997

     YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY SHARES YOU
              OWNED ON THE RECORD DATE.
PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, DATE AND SIGN IT, AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN MAILING YOUR PROXY PROMPTLY.

                   DENTSPLY INTERNATIONAL INC.
                     570 West College Avenue
                  York, Pennsylvania 17405-0872
                     ------------------------
                         PROXY STATEMENT
                     ------------------------
                        GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of DENTSPLY International Inc., a Delaware corporation ("DENTSPLY" or the "Company"), for use at the Company's 1997 Annual Meeting of Stockholders (together with any and all adjournments and postponements thereof, the "Annual Meeting") to be held on Wednesday, May 21, 1997, at 9:30 a.m., local time, at the Company's Employee Meeting Room, 570 West College Avenue, York, Pennsylvania, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement, together with the foregoing Notice and the enclosed proxy card, are first being sent to stockholders on or about April 18, 1997.

     The Board of Directors has fixed the close of business on April 7, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. On the record date, there were 26,957,313 shares of Common Stock of the Company, par value $.01 per share ("Common Stock"), outstanding and entitled to vote. Each share of Common Stock is entitled to one vote per share on each matter properly brought before the Annual Meeting. Shares can be voted at the Annual Meeting only if the stockholder is present in person or is represented by proxy. The presence, in person or by proxy, at the Annual Meeting of shares of Common Stock representing at least a majority of the total number of shares of Common Stock outstanding on the record date will constitute a quorum for purposes of the Annual Meeting.

     The Board of Directors knows of no matters which are to be brought before the Annual Meeting other than those set forth in the accompanying Notice of Annual Meeting of Stockholders. If any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy card, or their duly appointed substitutes acting at the Annual Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters. If the enclosed proxy card is properly executed and returned prior to voting at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, shares represented by executed proxies will be voted as recommended by the Board of Directors.

     Any proxy may be revoked at any time prior to its exercise by attending the Annual Meeting and voting in person, by notifying the Secretary of the Company of such revocation in writing or by delivering a duly executed proxy bearing a later date, provided that such notice or proxy is actually received by the Company prior to the taking of any vote at the Annual Meeting.

     The cost of solicitation of proxies for use at the Annual Meeting will be borne by the Company. Solicitations will be made primarily by mail or by facsimile, but regular employees of the Company may solicit proxies personally or by telephone.

     Brokers, banks and other nominee holders will be requested to obtain voting instructions of beneficial owners of stock registered in their names. Shares represented by a duly completed proxy submitted by a nominee holder on behalf of beneficial owners will be counted for quorum purposes, and will be voted to the extent instructed by the nominee holder on the proxy card. The rules applicable to a nominee holder may preclude it from voting the shares that it holds on certain kinds of proposals unless it receives voting instructions from the beneficial owners of the shares (sometimes referred to as "broker non-votes").

                      ELECTION OF DIRECTORS

     The Amended and Restated Certificate of Incorporation and the By-Laws of the Company provide that the number of directors (which is to be not less than three) is to be determined from time to time by resolution of the Board of Directors. The Board is currently comprised of nine persons.

     Pursuant to the Company's Amended and Restated Certificate of Incorporation, the members of the Board of Directors are divided into three classes. Each class is to consist, as nearly as may be possible, of one-third of the whole number of members of the Board. The term of the Class II directors expires at the Annual Meeting. The terms of the Class III and Class I directors will expire at the 1998 and 1999 Annual Meetings of Stockholders, respectively. At each Annual Meeting, the directors elected to succeed those whose terms expire are of the same class as the directors they succeed and are elected for a term to expire at the third Annual Meeting of Stockholders after their election and until their successors are duly elected and qualified. A director elected to fill a vacancy is elected to the same class as the director he succeeds, and a director elected to fill a newly created directorship holds office until the next election of the class to which such director is elected.

     The two incumbent Class II directors are nominees for election this year for a three-year term expiring at the 2000 Annual Meeting of Stockholders. In the election, the two persons who receive the highest number of votes actually cast will be elected. Broker non-votes will not be treated as votes cast. The proxies named in the proxy card intend to vote for the election of the two Class II nominees listed below unless otherwise instructed. If a holder does not wish his or her shares to be voted for a particular nominee, the holder must identify the exception in the appropriate space provided on the proxy card, in which event the shares will be voted for the other listed nominees. If any nominee becomes unable to serve, the proxies may vote for another person designated by the Board of Directors or the Board may reduce the number of directors. The Company has no reason to believe that any nominee will be unable to serve.

     Set forth below is certain information with regard to each of the nominees for election as Class II directors and each continuing Class I and Class III Director.

            Nominees for Election as Class II Directors

 Name and Age              Principal Occupation and Directorships
-----------------------    --------------------------------------
Leslie A. Jones........    Mr. Jones was named Chairman of the
     Age 57                Board of the Company in May 1996.  He
                           has been Chairman and a director of OBOS Inc., a manufacturer of communication devices, since August
                           1993. From 1992 until August 1993 he was a private investor. From January 1991 to January 1992, he was a Senior Vice President and Special Assistant to the
                           President of Dentsply International Inc. ("Old
                           Dentsply"). Prior to that time, Mr. Jones served as Old Dentsply's Senior Vice President of North
                           American Operations. Mr. Jones has served as a director of the Company since the June 11, 1993 merger (the "Merger") of Old Dentsply and GENDEX
                           Corporation and prior thereto served as a director of Old Dentsply.

Edgar H. Schollmaier...    Mr. Schollmaier is Chairman and Chief
     Age 63                Executive Officer of Alcon
                           Laboratories of Fort Worth, Texas, a
                           position which he has held since 1977.
                           Mr. Schollmaier has served as a
                           director of the Company since June
                           1996.

             Directors Continuing as Class I Directors

 Name and Age              Principal Occupation and Directorships
-----------------------    --------------------------------------
Burton C. Borgelt......    Mr. Borgelt has been retired since
     Age 64                May 1996.  He was named Chief
                           Executive Officer of the Company upon
                           the resignation of John J. McDonough
                           as Chief Executive Officer on February
                           8, 1995 and served in that capacity
                           until December 31, 1995.  Mr. Borgelt
                           was succeeded as Chief Executive
                           Officer by John C. Miles II on
                           January 1, 1996. Mr. Borgelt served as
                           Chairman of the Board of the Company
                           from the Merger until May 1996; he has
                           served as a director of the Company
                           since the Merger.  Prior to the
                           Merger, Mr. Borgelt served as Chairman
                           of the Board and Chief Executive
                           Officer of Old Dentsply commencing in
                           March 1989 and as the Chief Executive
                           Officer and a director of Old Dentsply
                           commencing in February 1981.  Mr.
                           Borgelt also serves as a director of
                           Mellon Bank Corporation, De Vlieg
                           Bullard, Inc. and Quill Corporation.

Douglas K. Chapman.....    Mr. Chapman has been retired since
     Age 69                March 1993. From January 1978 to March
                           1993, he was Chairman and a director of ACCO World
                           Corporation, a company involved in the manufacture and sale of office products, and from January 1987 to December 1990, he was also the Chief Executive
                           Officer of ACCO World Corporation. Mr. Chapman has served as a director of the Company since the Merger and prior thereto served as a director of Old
                           Dentsply.

C. Frederick Fetterolf.    Mr. Fetterolf has been retired since
     Age 68                August 1991.  In February 1983, he
                           was elected a director and President of Alcoa, an aluminum and alumina producer, and was appointed
                           Chief Operating Officer of Alcoa in April 1985. He currently serves as a director of Allegheny Teledyne
                           Incorporated, Mellon Bank Corporation, Union Carbide,
                           Praxair Inc., Commonwealth Aluminum Corp., and Quaker
                           State Corporation. Mr. Fetterolf has been a director of the Company since December 1995.

          Directors Continuing as Class III Directors

 Name and Age              Principal Occupation and Directorships
-----------------------    --------------------------------------
Michael J. Coleman.....    Mr. Coleman is the President of Cape
     Age 53                Publications and publisher of FLORIDA
                           TODAY, Melbourne, Florida, and has
                           been the President of the South
                           Regional Newspapers Group since 1991.
                           From July 1986 to May 1991, Mr.
                           Coleman was the President and
                           publisher of the ROCKFORD REGISTER
                           STAR. Mr. Coleman is a member of the
                           American Newspaper Publishers
                           Association and the American Society
                           of Newspaper Editors. Mr. Coleman has
                           served as a director of the Company
                           since 1991.

Arthur A. Dugoni, D.D.S.,
 M.S.D.................    Dr. Dugoni has been Dean of the
     Age 71                University of the Pacific School of
                           Dentistry since 1978. He is a past
                           President of the American Association
                           of Dental Schools, and has served as
                           President (1988), Treasurer (1987) and
                           a member of the Board of Trustees
                           (1989 to 1990) of the American Dental
                           Association.  Since 1992, Dr. Dugoni
                           has been Treasurer of the Federation
                           Dentaire Internationale, an interna-
                           tional organization representing over
                           100 countries in the areas of oral
                           health and education. From 1990 to
                           1993, he was Director of the American
                           Fund for Dental Health, a foundation
                           that raises money to improve public
                           health and the quality of dental
                           education. Dr. Dugoni has served as a
                           director of the Company since 1993.

 Name and Age              Principal Occupation and Directorships
-----------------------    --------------------------------------
John C. Miles II.......    Mr. Miles was named Vice Chairman of
     Age 55                the Board on January 1, 1997.  He was
                           named Chief Executive Officer of the Company upon the resignation of Burton C. Borgelt from that position on January 1, 1996. Prior to that he was President and Chief Operating Officer and a director of the Company since the Merger. Prior to that time he served as President and Chief Operating Officer and a director of Old Dentsply commencing in January 1990.

W. Keith Smith.........    Mr. Smith has been Vice Chairman and a
     Age 62                director of Mellon Bank Corporation
                           and Mellon Bank, N.A. since January 1990. He has also served as Chairman and Chief Executive Officer of The
                           Boston Company and Boston Safe Deposit & Trust
                           Company since May 1993. In addition, from August 1994 until January 1995, he served as Chief Operating
                           Officer of The Dreyfus Corporation, and since January
                           1995 he has served as Chairman of the Board of The
                           Dreyfus Corporation. Mr. Smith has served as a director of the Company since the Merger and prior thereto served as a director of Old Dentsply.

     Dr. Arthur L. Herbst, a director of the Company since 1988, retired from the Company's Board of Directors in May 1996. Mr.
William S. Green, a director of the Company since 1987, resigned from the Company's Board of Directors in September 1996.

     The Company's Board of Directors met five times during 1996. The Board has an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating Committee.

     The Executive Committee provides guidance to the executive officers of the Company between meetings of the Board. The members of the Executive Committee are Messrs. Jones (Chairman), Borgelt and Miles. Mr. Borgelt served as Chairman of the Executive Committee until June 1996. The Executive Committee held six meetings during 1996.

     The Audit Committee is responsible for nominating the Company's independent auditors for approval by the Board; reviewing the scope, results and costs of the audit with the Company's independent auditors; reviewing the financial statements of the Company and the audit function to ensure compliance with requirements of regulatory agencies and appropriate disclosure of necessary information to the stockholders of the Company. The members of the Audit Committee during 1996 were Messrs. Smith (Chairman), Jones and Schollmaier.
Mr. Green served as a member of the Audit Committee until June
1996.  The Audit Committee held three meetings during 1996.

     The Compensation Committee is responsible for administering compensation levels for all officers of the Company and for administering the Company's 1993 Stock Option Plan. The members of the Compensation Committee are Mr. Chapman (Chairman), Dr. Dugoni and Mr. Coleman. Dr. Herbst served as a member of the Compensation Committee until June 1996. The Compensation Committee met three times during 1996.

     The Nominating Committee is responsible for identifying and recommending individuals to serve on the Board. The members of this Committee during 1996 were Messrs. Jones (Chairman), Miles and Smith. Mr. Smith served as Chairman and Mr. Coleman and Dr. Dugoni served as members of the Nominating Committee until June 1996. The Nominating Committee met twice during 1996. The Company's By-Laws require that stockholders seeking to nominate persons for election to the Board, or to propose other business to be brought before an Annual Meeting of Stockholders, comply with certain procedures. See "Other Matters."

 RATIFICATION OF APPOINTMENT OF INDEPENDENT CERTIFIED ACCOUNTANTS

     The Board of Directors has selected KPMG Peat Marwick LLP to serve as the Company's principal accountants for the year ending December 31, 1997. In the event the appointment of KPMG Peat Marwick LLP for 1997 is ratified, it is expected that KPMG Peat Marwick LLP will also audit the books and accounts of certain subsidiaries of the Company at the close of their current fiscal years. A representative of KPMG Peat Marwick LLP will be present at the Annual Meeting and will have the opportunity to make a statement, if such person desires to do so, and to respond to appropriate questions.

     The proposal to ratify the appointment of KPMG Peat Marwick LLP will be approved by the stockholders if it receives the affirmative vote of a majority of the votes cast by stockholders entitled to vote on the proposal. If a proxy card is specifically marked as abstaining from voting on the proposal, the shares represented thereby will not be counted as having been voted for or against the proposal.

     The Board of Directors unanimously recommends a vote FOR ratification of the selection of KPMG Peat Marwick LLP as independent auditors.

                             EXECUTIVE COMPENSATION

Summary Compensation

     The following table sets forth information regarding compensation of certain executive officers (the "named executive officers") of the Company for the years ended December 31, 1996, 1995, and 1994.

                           SUMMARY COMPENSATION TABLE

                                       Annual Compensation                 Long-Term Compensation
                            ----------------------------------------  --------------------------------
                                                                            Awards             Payouts
                                                                      ---------------------    -------
                                                                      Restricted
                                                        Other Annual    Stock      Options/      LTIP      All Other
    Name and                       Salary      Bonus    Compensation   Award(s)     SARs       Payouts   Compensation
Principal Position         Year     ($)         ($)         ($)           ($)        (#)          ($)         ($)
------------------         ----    -------    -------   ------------  ---------    --------    -------   ------------
John C. Miles II           1996    500,000    312,000           --          --      26,300                    3,285 (1)
  President and Chief      1995    386,880         --           --          --      27,900          --        4,064 (1)
  Executive Officer(2)     1994    372,000    210,000           --          --      27,900          --        4,600 (1)

W. William Weston          1996    266,130    164,078           --          --       3,600          --       21,041 (4)
  Senior Vice President,   1995    262,571    116,675           --          --      13,600          --       22,206 (4)
  European Group(3)        1994    226,846     48,026           --          --      10,200          --       21,210 (4)

Michael R. Crane           1996    213,000    116,300           --          --       3,900          --        3,285 (1)
  Senior Vice President,   1995    188,700     76,900           --          --      11,600          --        4,064 (1)
  North American Group     1994    185,000     77,468           --          --      11,600          --        4,600 (1)

Edward D. Yates            1996    204,000    116,700           --          --          --          --        3,285 (1)
  Senior Vice President    1995    190,833     62,400           --          --      11,600          --        4,064 (1)
  and Chief Financial      1994    185,000     97,125           --          --      11,600          --        4,600 (1)
  Officer

Thomas L. Whiting          1996    195,000    113,000           --          --       8,800          --        3,285 (1)
  Senior Vice President,   1995    175,000     55,500           --          --      10,900          --        4,064 (1)
  Pacific Rim, Latin       1994    152,408     42,100           --          --       7,200          --        4,600 (1)
  America, Gendex, Tulsa
  Dental, and New Image
  Industries
--------------

                                                          -9-

(1) Amounts contributed to The DENTSPLY International Inc. Employee Stock Ownership Plan (the "Company ESOP"). Under the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), the maximum amount that can be contributed annually to the Company ESOP in respect of any employee is generally an amount equal to the lesser of $30,000 or 25% of such employee's covered compensation.

(2) In January 1997, Mr. Miles became Vice Chairman and Chief
    Executive Officer, at which time Gerald K. Kunkle was named
    President and Chief Operating Officer.

(3) Includes compensation for overseas assignment.

(4) Includes compensation of $4,342, $8,536 and $7,566 for the tax effect of the company car which is treated as a benefit in kind, and contributions to the Company's German pension plan of $16,699, $13,670 and $13,644 in 1996, 1995 and 1994, respectively. The German pension plan is self-funded and becomes vested after ten years of service. Payment in the form of a pension commences at age 65 and is .65% times the number of years' service times the average of the last twelve months base salary.

     The Company maintains four stock option plans pursuant to which options to acquire shares of the Company's Common Stock have been granted to key employees and directors of the Company. Participation in the Company's stock option plans is generally limited to full-time employees and directors of the Company. Options are granted under these plans at 100% of the fair market value of the Company's Common Stock on the date of grant. Under the Company's 1987 Stock Option Plan, the aggregate number of shares of Common Stock that may be issued pursuant to options is 560,000 shares; under the Company's 1992 Stock Option Plan, the aggregate number of shares of Common Stock that may be issued pursuant to options is 440,000 shares; under the Company's 1993 Stock Option Conversion Plan, the aggregate number of shares of Common Stock that may be issued pursuant to options is 27,927 shares; and under the Company's 1993 Stock Option Plan (the "1993 Stock Option Plan"), the aggregate number of shares of Common Stock that may be issued pursuant to options is the greater of 5% of the number of shares outstanding on December 31 of each year or 1,000,000 shares. The maximum number of shares of Common Stock issued under such plans is subject to adjustment in the event of certain fundamental corporate transactions specified in the respective plans, such as mergers, consolidations, recapitalizations, reorganizations, stock splits and stock dividends.


     The following table sets forth certain information with respect to grants of options during the year ended December 31, 1996 and their potential realizable values.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                   Individual Grants
----------------------------------------------------------------------------------------
                                                % of Total
                                                 Options
                                                Granted to      Exercise                    Grant Date
                                  Options      Employees in       Price       Expiration    Present
               Name             Granted (#)    Fiscal Year      ($/Share)        Date       Value ($)(1)
                                -----------    ------------    -----------    ----------    ----------
John C. Miles II.............      26,300         14.47            46.75      12/11/2006       464,984
W. William Weston............       3,600          1.98            46.75      12/11/2006        63,648
Michael R. Crane.............       3,900          2.15            46.75      12/11/2006        68,952
Edward D. Yates..............          --            --               --          --                --
Thomas L. Whiting............       8,800          4.84            46.75      12/11/2006       155,584

     The following table sets forth certain information with respect to the exercise of options during the year ended December 31, 1996 and the value of options held at that date.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                               Number of Unexercised            Value of Unexercised
                                                               Options Held at Fiscal         in-the-Money Options at
                                                                      Year-End                 Fiscal year-End ($)(2)
                          Shares Acquired       Value       ----------------------------    ----------------------------
         Name             On Exercise (#)    Realized ($)   Exercisable    Unexercisable    Exercisable    Unexercisable
-----------------------   ----------------   ------------   -----------    -------------    -----------    -------------
John C. Miles II ......            --                --          27,900          54,200         146,475       228,975
W. William Weston......            --                --          11,334          16,066          64,607       101,293
Michael R. Crane.......            --                --          11,601          15,499          60,905        89,920
Edward D. Yates........            --                --          11,601          11,599          60,905        86,995
Thomas L. Whiting......            --                --           8,434          18,466          53,225        91,425
---------

(1) Determined using the Black-Scholes option-pricing model with the following assumptions: expected dividend yield 0.8%, risk-free interest rate 6.21%, expected volatility 26%, and expected life 6.5 years.
(2) Represents the difference between the last reported sale price of the Common Stock as reported on the Nasdaq National Market on December 31, 1996 ($47.50) and the exercise price of the options, multiplied by the number of shares of Common Stock issuable upon exercise of the options.

     The Company entered into employment agreements with all of the named executive officers. Each of these employment agreements provides that, upon termination of such individual's employment with the Company as a result of the employee's death, the Company is obligated to pay the employee's estate the then current base compensation of the employee for a period of one year following the date of the employee's death, together with the employee's pro rata share of any incentive or bonus payments due for the period prior to the employee's death. Each of the employment agreements also provides that, in the event that the employee's employment is terminated by the Company (in certain cases without "cause," as defined in the employment agreements) or by the employee with "good reason" (as described in the employment agreements), (i) the Company will be obligated to pay the employee for a period of two years subsequent to termination of employment at the rate paid to the employee during the prior 12 month period, and (ii) the employee will be entitled to receive the benefits that would have been accrued by him during the two year period following termination of employment under all employee benefit plans, programs or other arrangements of the Company or any of its affiliates in which the employee participated before the termination of his employment. In the event that such termination of employment is made by the Company without cause or by the employee with good reason after a "change in control" (as defined in the employment agreements), the employee may require the Company to pay to the employee, within five days after the employee's request for such payment, the present value of the amounts that would have been payable to him under the employment agreement during the two year period following such termination of employment.

     The Company has also entered into employment agreements with certain other members of senior management having terms substantially similar to those described above.

     During 1995, Burton C. Borgelt was employed under an employment agreement with the Company effective February 8, 1995. Pursuant to an agreement with the Company dated January 1, 1996 (the "1996 Agreement"), the 1995 employment agreement was terminated, and Mr. Borgelt agreed to continue to serve as Chairman of the Board of Directors or in such other position consistent with his prior experience as assigned to him by the Board of Directors of the Company. The 1996 Agreement provides that, if Mr. Borgelt dies prior to the expiration of the 1996 Agreement or its earlier termination by Mr. Borgelt, the Company will be obligated to pay to Mr. Borgelt's heirs or legatees the amounts that would be payable as salary under the 1996 Agreement for the balance of its term.

  Compensation of Directors

     Members of the Board of Directors who are not employees of the Company ("Outside Directors") receive an annual fee of $20,000 ($22,000 for Outside Directors who are chairpersons of either the Compensation Committee or the Audit Committee) and an additional fee of $1,000 for each meeting attended. In addition, in 1993 each Outside Director received a nondiscretionary grant of options to purchase 3,000 shares of Common Stock under the 1993 Stock Option Plan. Each Outside Director will automatically receive an additional grant of 3,000 options on every third anniversary of the date of the initial grant of options. Directors are reimbursed for travel and other expenses relating to attendance at Board and Committee meetings.

     During 1996, the Company established a new Directors' Deferred Compensation Plan (the "Deferred Plan"), which replaced the plan that was enacted during 1994. The Deferred Plan permits members of the Board of Directors who are not employees of the Company to elect to defer receipt of directors fees or other compensation for their services as directors. Eligible directors can elect to have their deferred payments administered as a cash with interest account or a stock unit account. Payment under the Deferred Plan will not be made to any Outside Director until the director ceases to be a Board member.

  Compensation Committee Interlocks and Insider Participation

     Mr. Jones, Drs. Herbst and Dugoni and Mr. Coleman were members of the Compensation Committee until June 1996 and Mr.
Chapman, Dr. Dugoni and Mr. Coleman were members of that Committee from June 1996 to date.

     The Company leases its Des Plaines, Illinois facility (the "Des Plaines Facility") from McDonough Partners I, an Illinois partnership consisting of five individuals, one of whom is Arthur L. Herbst, M.D. (the "Partnership"). Dr. Herbst holds an 11% interest in the Partnership. Dr. Herbst was a director of the Company and was a member of the Compensation Committee until June 1996. Based on appraisals received from an independent appraisal firm and as a result of negotiations between the Partnership and a special committee of the Board appointed to advise the Company with respect to the terms of the proposed transaction, the Partnership had purchased the Des Plaines Facility from Midwest Dental Products Corporation, a subsidiary of the Company ("Midwest"), for $5,500,000 which was paid in cash at the closing of the transaction in September 1991. At the time of the Company's acquisition of Midwest, the Des Plaines Facility was allocated a value of $5,400,000 based on an appraisal performed for the Company's lender in connection with a credit agreement. The term of the lease between the Partnership and the Company is 20 years with the Company having an option to extend the term of the lease for one additional five year term. The annual rental currently payable by the Company to the Partnership is $4.05 per square foot, or approximately $689,756 per year, subject to increase on an annual basis as determined by an annual independent appraisal. The lease provides that the maximum cumulative increase in the amount of the rental payable by the Company to the Partnership cannot exceed 3% per year during the term of the lease. The lease provides that the Company is responsible for paying all taxes, utilities, maintenance and repair costs with respect to the Des Plaines Facility. The Company believes that the terms of the lease are no less favorable to the Company than those which could have been obtained if the transaction had been with unaffiliated third parties.

     See "Employment Agreements" above for a discussion of the agreement dated January 1, 1996 between the Company and Burton C. Borgelt.

  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of March 3, 1997 held by each person who is known by the Company to have been the beneficial owner of more than five percent of the Company's Common Stock on such date, by each director and executive officer of the Company (including each executive officer of the Company named in the Summary Compensation Table) and by all directors and executive officers of the Company as a group.

                                              Shares Owned
                                              Beneficially
   Directors, Executive Officers       --------------------------
   and Five Percent Stockholders        Number            Percent
-------------------------------------  ---------          -------
The DENTSPLY International Inc.
  Employee Stock Ownership Plan
  Trust.............................   4,568,371 (1)       17.0%
  c/o State Street Bank
  and Trust Company
  P. O. Box 1389
  Boston, MA 02104-1389
Burton C. Borgelt...................     467,318 (2)        1.7%
Leslie A. Jones.....................     254,686 (3)         *
John C. Miles II....................     144,049 (4)         *
W. William Weston...................      36,179 (5)         *
Edward D. Yates.....................      45,058 (6)         *
Thomas L. Whiting...................      39,437 (7)         *
Michael R. Crane....................      35,916 (8)         *
Douglas K. Chapman..................      17,743 (3)         *
Michael J. Coleman..................       5,100 (9)         *
Arthur A. Dugoni, D.D.S., M.S.D.....       3,000 (3)         *
C. Frederick Fetterolf..............       2,000 (10)        *
W. Keith Smith......................       8,285 (3)         *
Edgar H. Schollmaier................         ---
All directors and executive officers
as a group (15 persons).............   1,194,489 (11)       4.4%

---------
* Less than 1%

 (1) Participants in the Company ESOP have the right to direct the trustee of the Company ESOP as to the voting of shares allocated to such participants' accounts on all matters submitted to a vote of the stockholders of the Company, including the election of directors. Unallocated shares and shares as to which no directions are received by the trustee of the Company ESOP are voted as directed by the Company ESOP Committee, which consists of certain employees of the Company. As of March 3, 1997, 3,784,330 of the shares held by the trust holding the assets of the Company ESOP were allocated to participant accounts and 787,041 shares remained unallocated. Each Company ESOP participant who is fully vested is entitled to receive a distribution of all of the shares of Common Stock allocated to his or her account as soon as practicable after such participant's employment with the Company terminates. In general, except for certain participants who are age 55 or older and have been participants in the Company ESOP for at least 10 years, participants are not entitled to sell shares allocated to their accounts until their employment has terminated and the shares allocated to such participants' accounts are distributed to them.

 (2) Includes 37,538 shares owned by a trust of which Mr. Borgelt is a co-trustee with shared investment and voting power, 23,166 shares held by Mr. Borgelt's grandchildren, 83,885 shares allocated to the Company ESOP account of Mr. Borgelt, and 36,667 shares which could be acquired pursuant to the exercise of options exercisable within 60 days of March 3, 1997.

 (3) Includes 3,000 shares which could be acquired pursuant to exercise of options exercisable within 60 days of March 3, 1997.

 (4) Includes 29,437 shares allocated to the Company ESOP account of Mr. Miles, 5,897 shares held in Mr. Miles's individual retirement account, and 37,200 shares which could be acquired pursuant to the exercise of options exercisable within 60 days of March 3, 1997.

 (5) Includes 21,445 shares held by Mr. Weston's spouse and 14,734 shares which could be acquired pursuant to exercise of options exercisable within 60 days of March 3, 1997.

 (6) Includes 22,250 shares allocated to the Company ESOP account of Mr. Yates, 7,341 shares allocated to the Company ESOP account of Mr. Yates's spouse, and 15,467 shares which could be acquired pursuant to exercise of options exercisable within 60 days of March 3, 1997.

 (7) Includes 18,141 shares allocated to the Company ESOP account of Mr. Whiting and 10,834 shares which could be acquired pursuant to exercise of options exercisable within 60 days of March 3, 1997.

 (8) Includes 1,119 shares held by Mr. Crane's children, 17,066 shares allocated to the Company ESOP account of Mr. Crane, 136 shares held in Mr. Crane's 401(k) account, and 15,467 shares which could be acquired pursuant to the exercise of options exercisable within 60 days of March 3, 1997.

 (9) Includes 2,100 shares held by Mr. Coleman's spouse and 3,000 shares which could be acquired pursuant to exercise of options exercisable within 60 days of March 3, 1997.

(10) Includes 1,000 shares which could be acquired pursuant to exercise of stock options exercisable within 60 days of March 3, 1997.

(11) Includes 92,709 shares held by or for the benefit of others, 5,897 shares held in an individual retirement account, 136 shares held in a 401(k) account,194,264 shares allocated to employees' ESOP accounts, and 155,036 shares which could be acquired pursuant to the exercise of warrants and options exercisable within 60 days of March 3, 1997.

     COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee is pleased to present its report on executive compensation. This report describes the components of the Company's executive officer compensation programs and the basis on which compensation determinations for 1996 were made with respect to the executive officers of the Company.

     Following the Merger in 1993, the Company retained the consulting firm Hewitt Associates ("Hewitt") to conduct a study of the Company's executive compensation practices. In December 1995, the Committee retained Towers Perrin ("Towers") to further study the Company's executive compensation practices. In November 1996 the Company again retained Towers Perrin to do a competitive evaluation of the total compensation for thirteen of the Company's corporate officer and executive positions. The Compensation Committee reviewed the findings of these studies and made its recommendations to the Board of Directors of the Company at meetings held in December 1995 and September and December 1996.

Compensation Philosophy

     It is the philosophy of the Company that a significant portion of executive compensation be directly linked to the Company's success in meeting profit, growth and corporate performance goals, as well as increases in stockholder value. The Compensation Committee utilizes the following objectives as guidelines for compensation decisions:

     -- Provide a competitive total compensation package that enables the Company to attract and retain key personnel.

     -- Provide a broad-based compensation package that equitably recognizes the contributions of all management personnel.

     -- Provide variable compensation opportunities, primarily on an annual basis, that are directly linked to corporate performance goals.

     -- Provide long-term compensation opportunities, through stock options, that align executive compensation with value received by stockholders.

     The Company does not anticipate that it will be affected in the near future by Section 162(m) of the Internal Revenue Code, which imposes an annual limit of $1,000,000 per person on the federal income tax deduction for executive compensation. If the Company were to determine that Section 162(m) might limit the deductibility of certain payments, the Company would consider the steps necessary to modify its compensation programs so that the problem of non-deductibility would be avoided.

Compensation Program Components

     The Compensation Committee periodically reviews the Company's compensation programs to ensure that pay levels and incentive opportunities are competitive and reflect the performance of the Company. The compensation program for executive officers is comprised of the following components: base salary, annual incentive compensation and stock options. Each of these components is summarized below.

     Base Salary. In December 1995 and September 1996, the Committee reviewed and approved the base salaries of Burton C. Borgelt, John C. Miles II, Michael
R. Crane, W. William Weston, Thomas L. Whiting and Edward D. Yates, in light of the information supplied by Hewitt concerning industry practices and the recommendations made by Hewitt with respect to the Company's compensation policies. The Committee decreased Mr. Borgelt's salary from $535,000 to $350,000 because he was resigning as Chief Executive Officer and continuing as Chairman of the Board. In January 1996, Mr. Borgelt entered into an Employment Agreement with the Company as described below. The Compensation Committee also approved an increase in Mr. Miles's base salary from $386,880 to $500,000, which the Committee believed to be below the industry average for comparable companies. The Committee increased the salaries of Messrs. Crane, Whiting, Weston and Yates by $24,300, DM25,000, $20,000 and $9,000, respectively, to levels believed to be below the industry average for comparable companies.

     Among the factors that the Compensation Committee considered in setting base salaries for 1996 were its interpretation of the Hewitt report regarding salary levels of executive officers of other companies in the health care industry or companies of similar size and growth records in other industries, and a subjective evaluation of each individual's job performance. While the Committee believes that it will be appropriate over time to bring base salaries into line with perceived industry averages for comparable companies, the amount of any particular salary increase will also depend upon the individual's job performance.

 In 1996, no particular factor was determinative and no weighting was assigned to the factors considered. In addition to the Hewitt report, the Chief Executive Officer's recommendations were taken into account in setting the base salaries of executive officers other than the Chief Executive Officer.

     Annual Incentive Compensation. Annual bonuses represent payments for the achievement of short-term objectives and recognize both the overall performance of the Company and individual performance in a given year. In December 1995, the Compensation Committee met and voted to adopt a bonus policy for senior executives modeled after the policy that had been in effect for 1995.

     Under this bonus policy, during 1996, certain target award opportunities were established for the Company's Chief Executive Officer ("CEO") and Senior Vice Presidents, including the Chief Financial Officer ("CFO"). For the CEO and CFO, the target consisted solely of a budgeted level of corporate net income, while for the Senior Vice Presidents other than the Chief Financial Officer the targets consisted of: (i) the budgeted level of corporate net income; and (ii) the budgeted operating income level (after adjustment to reflect a charge for the assets employed) of the business group applicable to each such Senior Vice President. For Mr. Miles, the bonus award for 100% of targeted performance was set at 60% of his base salary, while for Messrs. Weston, Crane, Whiting and Yates the bonus awards for 100% of targeted performance were set at 55% of their respective base salaries. Messrs. Miles, Crane, Weston, Whiting, and Yates received bonus awards for 1996 of 62.4%, 54.6%, 61.6%, 57.9%, and 57.2%, respectively, of their base salaries.

     Stock Options. The Company's 1993 Stock Option Plan, which was adopted by the Company following the Merger, is intended to motivate key employees to put forth maximum efforts toward the continued growth, profitability and success of the Company by providing incentives through the ownership and performance of the Company's Common Stock. The plan is designed to provide benefits to key management only to the extent that stockholders enjoy increases in value.

     In 1996, 46,900 stock options were granted to the Company's executive officers under the 1993 Stock Option Plan. The Compensation Committee considered the respective stock and option holdings of the executive officers of the Company in comparison with stock and option holdings of top executives of companies of similar size and growth records, based in large part upon the recommendations set forth in the Towers report, and made option awards during 1996 that were intended to keep its executive officers' holdings competitive with industry averages for comparable companies.

     In determining the number of stock options to be granted to Mr. Miles, the Compensation Committee considered Towers's comparison of the Company's option grants to Mr. Miles over the preceding two years relative to the long-term incentive compensation of CEOs of companies of comparable size and revenues selected by Towers for analysis. The Compensation Committee determined that Mr. Miles's long-term incentive compensation should correspond to the 75th percentile of the long-term incentive compensation granted to CEOs by the comparable companies analyzed in the Towers report. The Compensation Committee based this conclusion on the Company's desire to provide competitive long-term incentive compensation to its CEO and on the Company's and Mr. Miles's performance over the preceding two years. Accordingly, the Compensation Committee felt that an additional option grant was warranted. The Committee then compared the face value, expressed as the number of shares subject to options multiplied by the exercise price per share, of grants previously made to Mr. Miles under the 1993 Stock Option Plan with the face value at the comparable 75th percentile level, and awarded Mr. Miles an option to purchase a number of shares approximately equal to the difference in the two face values divided by the price per share of the Company's Common Stock on the date of the grant.




DOUGLAS K. CHAPMAN     MICHAEL J. COLEMAN      ARTHUR A. DUGONI,
                                                D.D.S., M.S.D.

        COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

     The following graph shows the cumulative total stockholder return on the Company's Common Stock over the last five fiscal years as compared to the returns of the Nasdaq Total Return Index and the Standard & Poor's Health Care Index. The graph assumes that $100 was invested on December 31, 1991 in the Company's Common Stock and in the Nasdaq Total Return Index and the Standard & Poor's Health Care Index and assumes reinvestment of dividends.

                         DENTSPLY      S&P Health
Measurement Period     International   Care Comp-   NASDAQ Total
(Fiscal Year Covered)      Inc.       posite Index  Return Index
----------------------------------------------------------------
1991                       100.0         100.0         100.0
1992                       297.7          84.2         116.4
1993                       268.7          77.3         133.6
1994                       193.6          86.9         130.6
1995                       247.4         135.8         184.7
1996                       295.5         163.2         227.2

     SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under federal securities laws, the Company's directors, certain officers, and persons holding more than 10% of the Common Stock of the Company are required to report, within specified monthly and annual due dates, their initial ownership and all subsequent acquisitions, dispositions or other transfers of interest in Common Stock, if and to the extent reportable events occur which require reporting on such due dates. The Company is required to describe in this Proxy Statement whether it has knowledge that any person required to file such report may have failed to do so in a timely manner. To the Company's knowledge, all such filing requirements of the Company's directors, officers and each beneficial owner of more than 10% of the Common Stock were satisfied in full during 1996. The foregoing is based upon reports furnished to the Company and written representations and information provided to the Company by the persons required to make such filings.

                          OTHER MATTERS

     Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, stockholders may present proper proposals for inclusion in the Company's proxy statement and for consideration at the next Annual Meeting of Stockholders by submitting such proposals to the Company in a timely manner. In order to be so included for the 1998 Annual Meeting, stockholder proposals must be received by the Company no later than December 19, 1997, and must otherwise comply with the requirements of Rule 14a-8.

     The Company's By-Laws provide that advance notice of stockholder-proposed business to be brought before an Annual Meeting of Stockholders and of nominations for election as directors must be given to the Secretary of the Company not less than 60 days in advance of the date of the Annual Meeting. To propose business for an Annual Meeting, a stockholder must specify in writing the business desired to be brought before the
                               -20-

Annual Meeting and the reasons for conducting such business at the Annual Meeting, the proposing stockholder's name and address, the class and number of shares beneficially owned by the stockholder, and any material interest of the stockholder in such business. The Company's By-Laws also provide that a stockholder may request that persons be nominated for election as directors by submitting such request, together with the written consent of the persons proposed to be nominated, to the Secretary of the Company not less than 60 days prior to the date of the Annual Meeting. To be in proper form, the nominating stockholder must set forth in writing, as to each proposed nominee, the nominee's age, business address, residence address, principal occupation or employment, number of shares of Common Stock of the Company beneficially owned by such person and such other information related to such person as is required to be disclosed by applicable law, and, as to the stockholder submitting the request, such stockholder's name and address as they appear on the Company's books and the number of shares of Common Stock of the Company owned beneficially by such person.

     Stockholders may obtain a copy (without exhibits) of the Company's Annual Report on Form 10-K for the year ended December 31, 1996 as filed with the Securities and Exchange Commission without charge by writing to: Director of Investor Relations, DENTSPLY International Inc., 570 West College Avenue, York, Pennsylvania 17405-0872.

PROXY

                   DENTSPLY INTERNATIONAL INC.
            PROXY SOLICITED BY THE BOARD OF DIRECTORS
                 ANNUAL MEETING OF STOCKHOLDERS
                          MAY 21, 1997

     The undersigned stockholder of DENTSPLY International Inc. (the "Company") hereby appoints J. Patrick Clark and Marcus K. Dixon, III, and each of them, as the attorneys and proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock, par value $.01 per share, of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company, to be held at the Company's Employee Meeting Room, 570 West College Avenue, York, Pennsylvania, on Wednesday, May 21, 1997, commencing at 9:30 a.m., local time, and at any adjournment or postponement thereof, as follows:

                  (CONTINUED AND TO BE SIGNED ON OTHER SIDE)


                               DENTSPLY INTERNATIONAL INC.
        PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. / /


1. Election of Class II Directors:      FOR all nominees        WITHHOLD      To withhold authority to
   Nominees: Leslie A. Jones and       listed (except those  AUTHORITY TO     vote for any nominee,
   Edgar H. Schollmaier                for whom authority    VOTE FOR ALL     write the name of the
                                       is being withheld)      NOMINEES       nominee below:
                                            /  /                 /  /         ------------------------

2. Proposal to ratify the appointment   For     Against   Abstain    In their discretion, the proxy
   of KPMG Peat Marwick LLP,            / /      /  /      /  /      holders are authorized to vote
   independent certified accountants,                                upon such other matters as may
   to audit the books and accounts of                                properly come before the meeting.
   the Company for the year ending                                   UNLESS OTHERWISE SPECIFIED, THE
   December 31, 1997.                                                SHARES OF COMMON STOCK REPRESENTED
                                                                     HEREBY WILL BE VOTED "FOR" THE
                                                                     ELECTION AS CLASS II DIRECTORS
                                                                     OF ALL THE NOMINEES LISTED AND
                                                                     "FOR" PROPOSAL 2.

                                                                     Dated:____________________, 1997

                                                                     ----------------------------------
                                                                          Signature of Stockholder

                                                                     ----------------------------------
                                                                          Signature of Stockholder

NOTE: Please sign this proxy exactly as name(s) appear on your stock certificate. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such, and if signer is a corporation, please sign with full corporate name by a duly authorized officer or officers and affix the corporate seal. Where stock is issued in the name of two (2) or more persons, all such persons should sign.

               IMPORTANT: PLEASE SIGN, DATE AND RETURN PROMPTLY.

April 18, 1997

Dear DENTSPLY ESOP Participant:

AS A PARTICIPANT AND A NAMED FIDUCIARY IN THE DENTSPLY EMPLOYEE STOCK OWNERSHIP PLAN, YOU HAVE THE RIGHT TO DIRECT THE ESOP TRUSTEE TO VOTE THE SHARES OF DENTSPLY COMMON STOCK ALLOCATED TO YOUR ESOP ACCOUNT.

Enclosed for your information are: a proxy statement providing background for the proposals to be acted upon at DENTSPLY's 1997 Annual Meeting of Stockholders; and the Annual Report for DENTSPLY for the year ending December 31, 1996. Please read the proxy statement carefully, and decide how you want the trustee to vote the shares of stock that are allocated to your ESOP account. Then, fill in the enclosed voting instruction card to direct the ESOP trustee, State Street Bank & Trust Company, how to vote the shares in your ESOP account.

YOUR VOTE IS IMPORTANT.

The ESOP trustee will vote your shares as you direct. Any shares for which the ESOP trustee receives no voting instructions, and any unallocated shares, will be voted by the ESOP trustee as instructed by the DENTSPLY ESOP Committee.

YOUR VOTE IS CONFIDENTIAL.

Your voting instructions will be kept confidential by the ESOP trustee. Voting tabulations that identify individual ESOP participants will not be disclosed to DENTSPLY.

MAKE YOUR VOTE COUNT.

Review the proxy statement, fill in your voting instruction card, sign and date it, and mail it to the ESOP trustee in the return envelope so that it will be received no later than May 19, 1997.

Very truly yours,

 /s/ LESLIE A. JONES
------------------------------------------------------
Leslie A. Jones
Chairman of the Board


 /s/ JOHN C. MILES II
------------------------------------------------------
John C. Miles II
Vice Chairman of the Board and
Chief Executive Officer

VOTING INSTRUCTIONS

                   DENTSPLY INTERNATIONAL INC.
           ANNUAL MEETING OF STOCKHOLDERS, MAY 21, 1997

To State Street Bank & Trust Company, Trustee:

     As a participant in the DENTSPLY International Inc. Employee Stock Ownership Plan (the "ESOP"), I hereby instruct you to vote the shares of Common Stock, par value $.01 per share ("Common Stock"), of DENTSPLY International Inc. (the "Company") allocated to my ESOP account (a) in accordance with the following direction and (b) to grant a proxy to the proxies nominated by the Company's Board of Directors authorizing them to vote in their discretion upon such other matters as may properly come before the meeting.

              (CONTINUED AND TO BE SIGNED ON OTHER SIDE)



                               DENTSPLY INTERNATIONAL INC.
        PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. / /


1. Election of Class II Directors:      FOR all nominees        WITHHOLD      To withhold authority to
   Nominees: Leslie A. Jones and       listed (except those  AUTHORITY TO     vote for any nominee,
   Edgar H. Schollmaier                for whom authority    VOTE FOR ALL     write the name of the
                                       is being withheld)      NOMINEES       nominee below:
                                            /  /                 /  /         ------------------------

2. Proposal to ratify the appointment   For     Against   Abstain
   of KPMG Peat Marwick LLP,            / /      /  /      /  /
   independent certified accountants,
   to audit the books and accounts of
   the Company for the year ending
   December 31, 1997.

                                                                     Dated:____________________, 1997

                                                                     ----------------------------------


                                                                     ----------------------------------
                                                                     Signature of Stockholder

April 18, 1997

Dear DENTSPLY 401(k) Participant:

AS A PARTICIPANT AND A NAMED FIDUCIARY IN THE DENTSPLY 401(K) SAVINGS PLAN, YOU HAVE THE RIGHT TO DIRECT THE 401(K) TRUSTEE TO VOTE THE SHARES OF DENTSPLY COMMON STOCK HELD IN YOUR 401(K) ACCOUNT.

Enclosed for your information are: a proxy statement providing background for the proposals to be acted upon at DENTSPLY's 1997 Annual Meeting of Stockholders; and the Annual Report for DENTSPLY for the year ending December 31, 1996. Please read the proxy statement carefully, and decide how you want the trustee to vote the shares of stock that are allocated to your 401(k) account. Then, fill in the enclosed voting instruction card to direct the 401(k) trustee, The Charles Schwab Trust Company, how to vote the shares in your 401(k) account.

YOUR VOTE IS IMPORTANT.

The 401(k) trustee will vote your shares as you direct. Any shares for which the 401(k) trustee receives no voting instructions will be voted by the 401(k) trustee as instructed by the DENTSPLY 401(k) Committee.

YOUR VOTE IS CONFIDENTIAL.

Your voting instructions will be kept confidential by the 401(k) trustee. Voting tabulations that identify individual 401(k) participants will not be disclosed to DENTSPLY.

MAKE YOUR VOTE COUNT.

Review the proxy statement, fill in your voting instruction card, sign and date it, and mail it to the 401(k) trustee in the return envelope so that it will be received no later than May 19, 1997.

Very truly yours,

 /s/ LESLIE A. JONES
------------------------------------------------------
Leslie A. Jones
Chairman of the Board


 /s/ JOHN C. MILES II
------------------------------------------------------
John C. Miles II
Vice Chairman of the Board and
Chief Executive Officer



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VOTING INSTRUCTIONS

                   DENTSPLY INTERNATIONAL INC.
           ANNUAL MEETING OF STOCKHOLDERS, MAY 21, 1997

To The Charles Schwab Trust Company, Trustee:

     As a participant in the DENTSPLY International Inc. 401(k) Savings Plan (the "401(k)"), I hereby instruct you to vote the shares of Common Stock, par value $.01 per share ("Common Stock"), of DENTSPLY International Inc. (the "Company") allocated to my 401(k) account (a) in accordance with the following direction and (b) to grant a proxy to the proxies nominated by the Company's Board of Directors authorizing them to vote in their discretion upon such other matters as may properly come before the meeting.

              (CONTINUED AND TO BE SIGNED ON OTHER SIDE)




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                               DENTSPLY INTERNATIONAL INC.
        PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. / /


1. Election of Class II Directors:      FOR all nominees        WITHHOLD      To withhold authority to
   Nominees: Leslie A. Jones and       listed (except those  AUTHORITY TO     vote for any nominee,
   Edgar H. Schollmaier                for whom authority    VOTE FOR ALL     write the name of the
                                       is being withheld)      NOMINEES       nominee below:
                                            /  /                 /  /         ------------------------

2. Proposal to ratify the appointment   For     Against   Abstain
   of KPMG Peat Marwick LLP,            / /      /  /      /  /
   independent certified accountants,
   to audit the books and accounts of
   the Company for the year ending
   December 31, 1997.

                                                                     Dated:____________________, 1997

                                                                     ----------------------------------


                                                                     ----------------------------------
                                                                     Signature of Stockholder

                                                                     NOTE: PLEASE SIGN AS IMPRINTED
                                                                           HEREON AND RETURN PROMPTLY

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